Exhibit 99.2

Exhibit 99.2

MasterCard Incorporated Second-Quarter 2011 Financial Results Conference Call

August 3, 2011

Business Update

• Operational Overview

• Economic Update

• U.S. Debit Regulation

• Business Highlights

2nd Quarter Selected Financial Performance

($ in millions, except per share data)

2Q 2011 2Q 2010 YOY Growth

Net revenue $ 1,667 $ 1,365 22.1%

Total operating expenses 782 648 20.8%

Operating income 885 717 23.3%

Operating margin 53.1% 52.6% 0.5 ppts

Net income $ 608 $ 458 32.8%

Diluted EPS $ 4.76 $ 3.49 36.4%

Excluding acquisitions, net revenue grew approx. 19% and operating expenses grew approx. 14%

Note: Figures may not sum due to rounding

2nd Quarter Gross Dollar Volume (GDV)

($ in billions)

$900

$800 $700 $600

$500 $400 $300

$200

$100

$0

Worldwide 16.4% Growth

$656

$229

$427

$811 $294 $517

United States 9.9% Growth

$243

$113

$130

$268

$130

$137

Rest of World 19.9% Growth

$413

$116

$297

$544

$164

$380

2Q 10 2Q 11 2Q 10 2Q 11 2Q 10 2Q 11

Credit Debit

Notes: 1. Growth rates are shown in local currency

2. Figures may not sum due to rounding

2nd Quarter Processed Transactions and Cards

Transactions (in millions)

7,000 6,000 5,000 4,000 3,000 2,000 1,000 0

Processed Transactions

17.4% Growth

5,624

6,601

2Q 10 2Q 11

Cards (in millions)

2,000 1,800 1,600 1,400 1,200 1,000 800 600 400 200 0

Cards 6.4% Growth

1,590 649 942

1,693

677

1,016

2Q 10 2Q 11

MasterCard Cards Maestro Cards

Note: Figures may not sum due to rounding

2nd Quarter Revenue ($ in millions)

$1,800 $1,400 $1,000 $600 $200 -$200 -$600

2Q 2010 2Q 2011

Domestic Assessments

Cross-Border Volume Fees

Transaction Processing Fees

Other Revenues

Rebates & Incentives

Net Revenues

$650 $809 $468 $511 $533 $630 $177 $251 ($463) ($534) $1,365 $1,667

• Net Revenue increased 22.1%; or 18.0% on a constant currency basis

Domestic Assessments increased 24.5%

Cross-Border Volume Fees increased 9.2%

Transaction Processing Fees increased 18.2%

Other Revenues increased 41.9%

Rebates & Incentives increased 15.5%

Note: Figures may not sum due to rounding

2nd Quarter Operating Expenses ($ in millions)

2Q 2010

2Q 2011

$800

$600

$400

$200

$0

$433

$540

$180

$193

$35

$49

$648

$782

General &

Administrative

Advertising &

Marketing

Depreciation &

Amortization

Total Operating

Expenses

Total Operating Expenses increased 20.8%; or 17.1% on a constant currency basis

General & Administrative expenses increased 24.8%

Advertising & Marketing expenses increased 7.1%

Depreciation & Amortization expenses increased 43.2%

Note: Figures may not sum due to rounding

2nd Quarter Cash Flow Statement and Balance Sheet Highlights

Cash flow from operations of $538 million

Cash, cash equivalents and other liquid investments of $3.6 billion

Share Repurchase Activity

2Q11: approx. 1.5 million shares (cost of $387 million)

3Q11 through July 28: 77,700 shares (cost of $24 million)

Remaining authorization: $935 million

Thoughts for the Future

Business update through July 28

Thoughts for 2011

Net Revenue

Total Operating Expenses

Tax Rate

Long-term financial objectives

MasterCard

Worldwide

The Heart of CommerceTM